EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


The Board of Directors
NBT Bancorp Inc.:

         We consent to incorporation by reference in the registration statement on Form S-8 of NBT Bancorp Inc. related to the registration of shares for the Pioneer American Holding Company Corp. Stock Option Plan, as assumed by NBT Bancorp Inc., filed by NBT Bancorp Inc. under the Securities Act of 1933 of our audit report dated January 21, 2000, with respect to the consolidated balance sheets of NBT Bancorp Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1999 which report appears in the December 31, 1999 annual report on Form 10-K of NBT Bancorp Inc., incorporated by reference herein.

         We consent to incorporation by reference in the registration statement on Form S-8 of NBT Bancorp Inc. related to the registration of shares for the Pioneer American Holding Company Corp. Stock Option Plan, as assumed by NBT Bancorp Inc., filed by NBT Bancorp Inc. under the Securities Act of 1933 of our audit report dated March 10, 2000 with respect to the supplemental consolidated balance sheets of NBT Bancorp Inc. and subsidiaries as of December 31, 1999 and 1998, and the related supplemental consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three year period ended December 31, 1999 which report appears in the Current Report on Form 8-K of NBT Bancorp Inc., dated March 31, 2000, filed by NBT Bancorp Inc., incorporated by reference herein.

         We consent to incorporation by reference in the registration statement on Form S-8 of NBT Bancorp Inc. related to the registration of shares for the Pioneer American Holding Company Corp. Stock Option Plan, as assumed by NBT Bancorp Inc., filed by NBT Bancorp Inc. under the Securities Act of 1933 of our audit report dated July 28, 2000, with respect to the supplemental consolidated balance sheets of NBT Bancorp Inc. and subsidiaries as of December 31, 1999 and 1998, and the related supplemental consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1999 which report appears in the Current Report on Form 8-K dated August 1, 2000, filed by NBT Bancorp Inc., incorporated by reference herein.


/s/ KPMG LLP
KPMG LLP

Syracuse, New York
August 28, 2000